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                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   November 7, 1997
                                                  ----------------------


                            CORPORATE EXPRESS, INC.
            -------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


       Colorado                   0-24642           84-0978360
---------------------------  ----------------   ------------------
(State or Other Juris-       (Commission File   (IRS Employer
diction of Incorporation)     Number)           Identification No.)

        1 Environmental Way
        Broomfield, Colorado                        80021-3416
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       (Address of Principal                        (Zip Code)
         Executive Offices)




                                (303) 664-2000
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             (Registrant's Telephone Number, Including Area Code)



                                Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.   OTHER EVENTS

          On November 7, 1997, the Registrant entered into Amendment No. 1 to the Agreement and Plan of Merger (the "Merger Agreement") providing for the merger (the "Merger") of IDD Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Registrant ("Acquisition Sub"), with and into Data Documents Incorporated, a Delaware corporation ("Data Documents"), which amendment modified the Merger Agreement to fix the Exchange Ratio (as defined in the Merger Agreement) at 1.1 share of the Registrant's common stock for each share of Data Documents' common stock. A copy of the amendment to the Merger Agreement is attached as Exhibit 2.2 to this Current Report on Form 8-K, and the foregoing summary is qualified in its entirety by reference to such copy of the amendment.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

     2.2 Amendment No. 1 dated as of November 7, 1997 to Agreement and Plan of Merger dated as of September 10, 1997 by and among Corporate Express, Inc., IDD Acquisition Corp. and Data Documents Incorporated.

                                       2
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CORPORATE EXPRESS, INC.
                                        (Registrant)


                                   /s/ Richard L. Millett, Jr.
                                   ------------------------------------------
Date:  November 14, 1997           By: Richard L. Millett, Jr.
                                   Title: Vice President, General Counsel